Exhibit 24.

POWER OF ATTORNEY

We, the undersigned directors of Questar Gas Company, hereby severally constitute A. K. Allred and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2007 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Gas Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2007 and any and all amendments to such Report.

Witness our hands on the respective dates set forth below.

             Signature

         Title

    Date

                  /s/

Chairman of the Board

  02/12/08

K. O. Rattie

                  /s/

President and

  02/12/08

A. K. Allred

Chief Executive Officer

_________/s/_____________

Director

  02/12/08

Teresa Beck

                   /s/

Director

  02/12/08

Gary G. Michael

                   /s/

Director

  02/12/08

Harris H. Simmons

                   /s/

Director

  02/12/08

Bruce A. Williamson